Titan Global Announces Acquisition of Crescent Fuels, Inc.
Titan Global Holdings, Inc. (Pink Sheets: TTGL), a diversified holding company, announced today it has purchased all of the outstanding common and preferred stock of Crescent Fuels, Inc. ("Crescent"), http://www.crescentoil.com/index.html.

Crescent, a privately held petroleum distribution company based in Independence, Kansas, through its subsidiary Crescent Oil, distributes petroleum to over 340 locations in Kansas, Oklahoma, Arkansas, Missouri, Illinois and Louisiana. Additionally Crescent, through its subsidiary Crescent Stores Corporation operates 24 retail store locations in Kansas, Oklahoma, Arkansas, Missouri and Louisiana. Crescent distributed 282 million gallons of petroleum and generated revenues of $687 million in calendar year 2007. Additionally, Crescent distributed 215 million gallons of petroleum and generated revenues of $693 million for the 9 months ended September 30, 2008. Terms of the stock purchase were not disclosed.

Titan formed Titan Global Energy Group in July 2007 to create a vertically integrated national energy company that is focused on the production and distribution of environmentally friendly and sustainable sources of renewable fuels, along with traditional hydrocarbons, from a growing distribution network. Titan purchased Appalachian Oil Company in September 2007 as its first acquisition in the energy sector. Appco generated $418 million in revenues and distributed 130 million gallons of petroleum for its fiscal year ended August 31, 2008.

"The addition of Crescent, its management team and its points of distribution add significant scale to penetrate our existing and acquired markets with renewable sources of energy," said Bryan Chance, President and Chief Executive Officer of Titan Global Holdings. "Crescent and Appco provide each other with strong synergies. Crescent's broad petroleum distribution expertise coupled with Appco's retail operational prowess will contribute to improved performance at both owned operations."

"We are delighted to have completed the Crescent acquisition notwithstanding the challenging economic circumstances impacting our economy," stated David Marks, Chairman of Titan Global Holdings. "Given the general lack of liquidity and the value compression impacting available corporate assets, we will maintain an aggressive acquisition strategy in upcoming months."

About Titan Global Holdings, Inc.

Titan Global Holdings is a diversified holding company with a dynamic portfolio of subsidiaries spanning consumer products, international telecommunications, and energy resources and distribution.

Titan's primary operating divisions include the following:

Titan's Communications Division addresses a range of high-growth markets in international telecommunications, wireless and mobile segments. These units are focused on prepaid international telecommunication products.

Titan's Global Energy Division aggregates traditional and next-generation energy and fuel distribution assets that can provide significant opportunities for growth in one of the world's largest and most critical markets.

For more information, please visit our website: www.titanglobalholdings.com.

For investor-specific information and resources, visit http://www.b2i.us/irpass.asp?BzID=1314&to=ea&s=0.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TTGL could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Titan Global Holdings, Inc.
Bryan Chance, 972-421-3051
bchance@titanglobalholdings.com
Oct 24, 2008